UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 13, 2007

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 13, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Costco Wholesale Corp. (the “Company”) approved the fiscal 2008 performance criteria pursuant to which bonuses may be paid to executive officers. Under these criteria, executive officers (other than Jeffrey H Brotman, Chairman of the Board, and James D. Sinegal, President and Chief Executive Officer) are eligible to receive bonuses up to 20% of salary based on the achievement of specified targets relating to pre-tax income and operational characteristics relevant to the executive’s area of responsibility. (See Exhibit 10.1) The amounts of the actual bonuses are determined by Mr. Sinegal, subject to further approval of the Committee. Mr. Sinegal’s employment agreement for fiscal 2008 provides for a bonus amount of up to $200,000 (representing an amount up to 57% of his base salary), at the discretion of the Board of Directors or the Committee. Mr. Brotman’s bonus is at the discretion of the Board of Directors or the Committee.

On November 13, the Committee also approved final bonus awards for executive officers for fiscal 2007. Messrs. Sinegal and Brotman were awarded cash bonuses of $80,000.

On October 16 and November 13, the Committee established that it will grant restricted stock units (“RSUs”) under its Second Restated Stock 2002 Incentive Plan to the following officers in the following share amounts: Mr. Sinegal 50,000 shares; Mr. Brotman 50,000 shares; Richard D. DiCerchio (senior executive vice president) 30,000 shares; and all other executive officers 25,000 shares. Each of these grants, which are intended to qualify as “performance-based” compensation under applicable tax law, is subject to specified performance criteria for fiscal 2008. The performance targets may be satisfied by the Company’s achieving specified percentage increases, relative to fiscal 2007, in either total sales or pre-tax income for fiscal 2008. If the Committee determines that either or both of these targets have been met, then the RSUs will be granted following the end of the Company’s fiscal year and will be subject to further vesting thereafter based on the executive’s continued employment with the Company through October 2012, with 20% of the shares vesting in October of each year beginning in 2008.

Item 8.01	OTHER EVENTS

The Board of Directors on November 13 declared a quarterly cash dividend on the Company’s common stock. The dividend of $.145 per share is payable December 14, 2007, to shareholders of record at the close of business on November 30, 2007.

The Board of Directors also authorized a $1 billion increase in the Company’s share repurchase program. The authorization expires after three years.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

10.1.	Fiscal 2008 Executive Bonus Plan.

99.1.	Press release dated November 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on November 14, 2007.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti,
Executive Vice President and Chief Financial Officer

3